Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-204102, 333-204378, 333-206331, 333-208018, 333- 215318, 333-219732 and 333-221351) and Form S-8 (Nos. 333-169715, 333-172514, 333-180006, 333-187598, 333-188711, 333-195259, 333-203213, 333-210569, 333-217345 and 333-224316) of Amyris, Inc. of our report dated April 17, 2017 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

San Jose California

April 17, 2018

PricewaterhouseCoopers LLP, 488 Almaden Boulevard, Suite 1800, San Jose, CA 95110

T: (408) 817 3700, F: (408) 817 5050, www.pwc.com/us